Exhibit 99.1

FOR IMMEDIATE RELEASE

XCEL BRANDS, INC. ANNOUNCES

SECOND QUARTER 2020 RESULTS

•	Maintained strong balance sheet and continued expense reduction actions
•	Digital sales accelerated
•	Second Quarter total revenues of $5.1 million, reflecting adverse impact from Covid-19 pandemic
•	GAAP Net loss of $1.3 million, ($0.07) per share
•	Adjusted EBITDA of $1.7 million
•	Non-GAAP diluted EPS of $0.06
•	Positive operating cash flow of $2.0 million for the three months ended June 30, 2020

NEW YORK, NY (August 19, 2020) – Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a media and consumer products company, today announced its financial results for the second quarter ended June 30, 2020.

Robert W. D'Loren, Chairman and Chief Executive Officer of Xcel commented, “We are living through an extraordinary period of business and social change. The past five months have presented a period of unprecedented challenge, but also has proven Xcel’s agility, resilience, and the dedication of our employees, supply chain and retail partners. While our financial performance this quarter reflects the impact of the global Covid-19 worldwide crisis, we have taken this opportunity to accelerate our core strategic focus to leverage our technology platform to drive future growth and value creation as we move forward out of this crisis”

Second Quarter 2020 Financial Results

Total revenue was $5.1 million, a decrease of $4.1 million compared to the prior year period, primarily driven by lower licensing revenues and lower net sales of $2.3 million and $1.8 million, respectively. Gross profit decreased by $2.6 million to $4.8 million from $7.4 million in the prior year quarter.  Our revenues were impacted by the COVID-19 pandemic which included the government mandated stay-at-home policy and the closing of retail across the country.

GAAP net loss was approximately $1.3 million, or ($0.07), per diluted share, compared with a GAAP net income of $1.9 million, or $0.10 per diluted share, for the prior year quarter. The prior year quarter’s GAAP net income included a $2.9 million gain on the reduction of contingent obligations. After adjusting for certain cash and non-cash items, non-GAAP net income for the quarters ended June 30, 2020 and June 30, 2019, was approximately $1.2 million, or $0.06 per diluted share and approximately $1.0 million, or $0.07 per diluted share, respectively.  Adjusted EBITDA was approximately $1.7 million and $1.6 million for the current quarter and the prior year quarter, respectively.

Six Month 2020 Financial Results

Total revenue was $14.6 million, a decrease of $4.8 million, primarily driven by lower licensing revenues and lower net sales of $4.5 million and $0.3 million, respectively. Gross profit decreased by $3.9 million to $11.9 million from $15.8 million in the prior year six months.  As with the quarter’s results, the decrease in our revenues was caused by the COVID-19 pandemic which included the government mandated stay-at-home policy and the closing of retail across the country.

GAAP net loss was approximately $2.2 million, or ($0.11), per diluted share, compared with GAAP net income of $2.0 million, or $0.11 per diluted share, for the prior year six months. The prior year six month’s GAAP net income included a $2.9 million gain on the reduction of contingent obligations. After adjusting for certain cash and non-cash items, non-GAAP net income for the six months ended June 30, 2020 and June  30, 2019, was approximately $1.4 million, or $0.07 per diluted share and approximately $2.5 million, or $0.13 per diluted share, respectively.  Adjusted EBITDA was approximately $2.5 million and $3.7 million for the current six months and the prior year six months, respectively.

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. generally accepted accounting principles. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The Company's balance sheet at June 30, 2020 remained strong, with stockholders' equity of approximately $97 million, cash and cash equivalents of approximately $5.5 million, and working capital, exclusive of the current portion of lease obligations, of approximately $8.5 million.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 5:00 p.m. Eastern Time on Thursday, August 20, 2020. A webcast of the conference call will be available live on the Investor Relations section of Xcel's website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 1-877-407-3982. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 13706577.

About Xcel Brands

Xcel Brands, Inc. (NASDAQ:XELB) is a media and consumer products company engaged in the design, production, marketing, wholesale, and direct-to-consumer sales of branded apparel, footwear, accessories, jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded by Robert W. D’Loren in 2011 with a vision to reimagine shopping, entertainment, and social as one. Xcel owns the Isaac Mizrahi, Judith Ripka, Halston, and C. Wonder brands, and it owns and manages the Longaberger brand through its controlling interest in Longaberger Licensing LLC, pioneering a ubiquitous sales strategy which includes the promotion and sale of products under its brands through interactive television, brick-and-mortar retail, e-commerce and peer to peer channels.  Headquartered in New York City, Xcel Brands is led by an executive team with significant production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. With an experienced team of professionals focused on design, production, and digital marketing, Xcel maintains control of product quality and promotion across all of its product categories and distribution channels. Xcel differentiates by design.  www.xcelbrands.com

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "ongoing," "could," "estimates," "expects," "intends," "may," "appears," "suggests," "future," "likely," "goal," "plans," "potential," "projects," "predicts," "seeks," "should," "would," "guidance," "confident" or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on form 10-K for the year ended December 31, 2019 and its other filings with the SEC, which may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

Andrew Berger

SM Berger & Company, Inc.

216-464-6400

andrew@smberger.com

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$5,461	$4,641
Accounts receivable, net	6,543	10,622
Inventory	866	899
Prepaid expenses and other current assets	1,775	1,404
Total current assets	14,645	17,566
Property and equipment, net	3,866	3,666
Operating lease right-of-use assets	8,569	9,250
Trademarks and other intangibles, net	108,815	111,095
Restricted cash	1,109	1,109
Other assets	494	505
Total non-current assets	122,853	125,625
Total Assets	$137,498	$143,191

Liabilities and Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$2,722	$4,391
Accrued payroll	527	1,444
Current portion of operating lease obligation	1,873	1,752
Current portion of long-term debt	2,900	2,250
Total current liabilities	8,022	9,837
Long-Term Liabilities:
Long-term portion of operating lease obligation	8,789	9,773
Long-term debt, less current portion	15,231	16,571
Contingent obligation	900	900
Deferred tax liabilities, net	7,310	7,434
Other long-term liabilities	224	224
Total long-term liabilities	32,454	34,902
Total Liabilities	40,476	44,739

Commitments and Contingencies

Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.001 par value, 50,000,000 shares authorized at June 30, 2020 and December 31, 2019, respectively, and 19,231,040 and 18,866,417 issued and outstanding at June 30, 2020 and December 31, 2019, respectively	19	19
Paid-in capital	102,180	101,736
Accumulated deficit	(5,764)	(3,659)
Total Xcel Brands, Inc. stockholders' equity	96,435	98,096
Noncontrolling interest	587	356
Total Equity	97,022	98,452

Total Liabilities and Equity	$137,498	$143,191

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues
Net licensing revenue	$4,501	$6,803	$10,142	$14,666
Net sales	549	2,335	4,435	4,773
Net revenue	5,050	9,138	14,577	19,439
Cost of goods sold (sales)	253	1,767	2,653	3,599
Gross profit	4,797	7,371	11,924	15,840

Operating costs and expenses
Salaries, benefits and employment taxes	2,882	3,848	6,830	7,993
Other design and marketing costs	638	797	1,630	1,555
Other selling, general and administrative expenses	1,627	1,173	3,364	2,763
Stock-based compensation	488	135	731	482
Depreciation and amortization	1,329	1,000	2,632	1,948
Government assistance - Paycheck Protection Program	(1,640)	—	(1,640)	—
Property and equipment impairment	82	—	82	—
Total operating costs and expenses	5,406	6,953	13,629	14,741

Other Income
Gain on reduction of contingent obligation	—	2,850	—	2,850
Total other income	—	2,850	—	2,850

Operating (loss) income	(609)	3,268	(1,705)	3,949

Interest and finance expense
Interest expense and other finance charges	299	348	593	638
Loss on extinguishment of debt	—	—	—	189
Total interest and finance expense	299	348	593	827

(Loss) income before income taxes	(908)	2,920	(2,298)	3,122

Income tax provision (benefit)	428	1,068	(124)	1,143

Net (loss) income	(1,336)	1,852	(2,174)	1,979

Less: Net loss attributable to noncontrolling interest	(36)	—	(69)	—
Net (loss) income attributable to Xcel Brands, Inc. stockholders	$(1,300)	$1,852	$(2,105)	$1,979

(Loss) earnings per share attributed to Xcel Brands, Inc. common stockholders:
Basic net (loss) income per share:	$(0.07)	$0.10	$(0.11)	$0.11
Diluted net (loss) income per share:	$(0.07)	$0.10	$(0.11)	$0.11

Weighted average number of common shares outstanding:
Basic weighted average common shares outstanding	19,132,244	18,976,394	19,001,321	18,770,378
Diluted weighted average common shares outstanding	19,132,244	18,977,051	19,001,321	18,771,053

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Six Months Ended
	June 30,
	2020	2019

Cash flows from operating activities
Net (loss) income	$(2,174)	$1,979
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	2,632	1,948
Property and equipment impairment	82	—
Amortization of deferred finance costs	50	79
Stock-based compensation	731	482
Amortization of note discount	—	16
Allowance for doubtful accounts	683	(144)
Loss on extinguishment of debt	—	189
Deferred income tax (benefit) provision	(124)	1,143
Gain on reduction of contingent obligation	—	(2,850)
Changes in operating assets and liabilities:
Accounts receivable	3,396	2,289
Inventory	33	1,113
Prepaid expenses and other assets	(59)	(293)
Accounts payable, accrued expenses and other current liabilities	(2,688)	(3,532)
Cash paid in excess of rent expense	(181)	(244)
Other liabilities	—	(196)
Net cash provided by operating activities	2,381	1,979

Cash flows from investing activities
Cash consideration for asset acquisition of the Halston Heritage assets	—	(8,830)
Purchase of property and equipment	(634)	(557)
Net cash used in investing activities	(634)	(9,387)

Cash flows from financing activities
Shares repurchased including vested restricted stock in exchange for
withholding taxes	(187)	—
Payment of deferred finance costs	—	(289)
Proceeds from long-term debt	10	7,500
Payment of long-term debt	(750)	(2,742)
Net cash (used in) provided by financing activities	(927)	4,469

Net increase (decrease) in cash, cash equivalents, and restricted cash	820	(2,939)

Cash, cash equivalents, and restricted cash at beginning of period	5,750	10,319

Cash, cash equivalents, and restricted cash at end of period	$6,570	$7,380

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	$5,461	$6,271
Restricted cash	1,109	1,109
Total cash, cash equivalents, and restricted cash	$6,570	$7,380

Supplemental disclosure of non-cash activities:
Operating lease right-of-use asset	$—	$10,409
Operating lease obligation	$—	$13,210
Accrued rent offset to operating lease right-of-use assets	$—	$2,801
Settlement of seller note through offset to receivable	$—	$600
Settlement of contingent obligation through offset to note receivable	$—	$100
Issuance of common stock in connection with Halston Heritage assets acquisition	$—	$1,058
Contingent obligation related to acquisition of Halston Heritage assets at fair value	$—	$900
Liability for equity-based bonuses	$100	$—
Amount due from non-controlling interest for capital contribution	$300	$—

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$47	$18
Cash paid during the period for interest	$811	$784

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
($ in thousands)	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net (loss) income attributed to Xcel Brands, Inc. stockholders	$(1,300)	$1,852	$(2,105)	$1,979
Amortization of trademarks	1,108	786	2,216	1,523
Non-cash interest and finance expense	—	—	—	16
Stock-based compensation	488	135	731	482
Loss on extinguishment of debt	—	—	—	189
Costs in connection with potential acquisition	(101)	—	(21)	—
Certain adjustments to allowance for doubtful accounts	472	—	586	—
Property and equipment impairment	82	—	82	—
Gain on reduction of contingent obligation	—	(2,850)	—	(2,850)
Deferred income tax provision (benefit)	428	1,068	(124)	1,143
Non-GAAP net income	$1,177	$991	$1,365	$2,482

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Diluted (loss) earnings per share	$(0.07)	$0.10	$(0.11)	$0.11
Amortization of trademarks	0.06	0.04	0.11	0.08
Non-cash interest and finance expense	—	—	—	—
Stock-based compensation	0.03	0.01	0.04	0.02
Loss on extinguishment of debt	—	—	—	0.01
Costs in connection with potential acquisition	(0.01)	—	—	—
Certain adjustments to allowance for doubtful accounts	0.02	—	0.03	—
Property and equipment impairment	0.01	—	0.01	—
Gain on reduction of contingent obligation	—	(0.15)	—	(0.15)
Deferred income tax provision (benefit)	0.02	0.05	(0.01)	0.06
Non-GAAP diluted EPS	$0.06	$0.05	$0.07	$0.13
Non-GAAP weighted average diluted shares	19,192,353	18,977,051	19,001,842	18,771,053

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
($ in thousands)	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net (loss) income attributed to Xcel Brands, Inc. stockholders	$(1,300)	$1,852	$(2,105)	$1,979
Depreciation and amortization	1,329	1,000	2,632	1,948
Interest and finance expense	299	348	593	827
Income tax provision (benefit)	428	1,068	(124)	1,143
State and local franchise taxes	45	83	83	121
Stock-based compensation	488	135	731	482
Costs in connection with potential acquisition	(101)	—	(21)	—
Certain adjustments to allowance for doubtful accounts	472	—	586	—
Property and equipment impairment	82	—	82	—
Gain on reduction of contingent obligation	—	(2,850)	—	(2,850)
Adjusted EBITDA	$1,742	$1,636	$2,457	$3,650

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income (loss),  amortization of trademarks, stock-based compensation, non-cash interest and finance expense from discounted debt related to acquired assets, loss on extinguishment of debt,  costs in connection with potential acquisitions, certain adjustments to allowances for doubtful accounts, property and equipment impairment, gain on the reduction of contingent obligation and deferred income taxes. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income (loss) before depreciation and amortization,   interest and finance expenses (including loss on extinguishment of debt, if any), income taxes, other state and local franchise taxes, stock-based compensation and costs in connection with potential acquisitions certain adjustments to allowances for doubtful accounts, property and equipment impairment and gain on the reduction of contingent obligation, .

Adjusted EBITDA adds back to net (loss) income certain adjustments to allowances for doubtful accounts for account debtors that have filed for bankruptcy protection triggered by the impact of COVID-19. The related accounts receivables were primarily for sales that occurred in the year ended December 31, 2019. In addition, included in net income was $1.6 million of government assistance received through the Paycheck Protection Program under the CARES Act, which was recognized as a reduction to current six months expenses for which the program was intended to compensate. Both non-GAAP net income and Adjusted EBITDA for the current quarter and current six months include certain adjustments to net loss including allowances for doubtful accounts for account debtors that have filed for bankruptcy protection triggered by the impact of COVID-19.  In addition, net loss for the current quarter and current six months includes $1.6 million of government assistance received through the Paycheck Protection Program under the CARES Act, which was recognized as a reduction to current quarter and  current six months expenses for which the program was intended to compensate, as such amount is included in net loss in accordance with GAAP. The expense reduction from the PPP is not considered a reconciling item for purposes of the computation of non-GAAP net income and Adjusted EBITDA due to the fact that the PPP represents a cash benefit and is directly related to the Company’s operating expenses incurred. Such treatment is also consistent with the calculation of EBITDA for financial covenant compliance purposes under the Company’s term debt.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because these measures adjust for certain costs and other events that management believes are not representative of our core business operating results, and thus these non-GAAP measures provide supplemental information to assist investors in evaluating our financial results. The Company has incurred certain costs which it could have eliminated but elected not to do so in light of government assistance received through the Paycheck Protection Program under the CARES Act (the “PPP Benefit”), which represents a cash benefit directly related to the Company’s operating expenses incurred. Accordingly, the PPP Benefit is not considered a reconciling item for purposes of the computation of non-GAAP net income and Adjusted EBITDA.  Adjusted EBITDA is the measure used to calculate compliance with the EBITDA covenant under the Xcel Term Loan. Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

our industry, because other companies may calculate these measures in a different manner than we do. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM